Exhibit (h)(vi)

SECOND AMENDMENT TO THE

FUND ACCOUNTING SERVICING AGREEMENT

THIS SECOND AMENDMENT dated as of June 25,2014, to the Fund Accounting Servicing Agreement, dated as of September 9, 20 I 0, as amended September 4, 2013 (the “Agreement”), is entered into by and between ENTREPRENEURSHARES SERIES TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the Entrepreneur US Large Cap Fund and to amend the fees; and

WHEREAS, Section14 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the Trust and USBFS agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ENTREPRENEURSHARES SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Joel Shulman	By: /s/ Michael R. McVoy

Name: Joel Shulman	Name: Michael R. McVoy

Title: Managing Director	Title: Senior Vice President

Amended Exhibit A
to the
Fund Accounting Servicing Agreement – EntrepreneurShares Series Trust

Separate Series of EntrepreneurShares Series Trust

Name of Series

EntrepreneurShares Global Fund

Entrepreneur US All Cap Fund

Entrepreneur US Large Cap Fund

Amended Exhibit B
to the
Fund Accounting Servicing Agreement – EntrepreneurShares Series Trust

FUND ACCOUNTING SERVICES
FEE SCHEDULE at July 2014

Annual Fund Accounting Fee Based Upon Average Net Assets Per Fund Complex*

"	.0150% (1½ basis points) on the first $1 billion
"	.0075% (¾ basis point) on the next $1 billion
"	.0050% (½ basis point) on the balance

Minimum annual fee:

"	$75,000 - Based on three portfolios within the fund complex
"	$3,000- Per additional share class beyond the first share class within each portfolio
"	Additional portfolios negotiated separately

Multiple Sub-Advisors- Add the following for each additional sub-advisor

"	Additional base fee of $10,000 per manager/sub-advisor per fund

Services Included in Annual Fee Per Complex

"	Advisor Information Source Web Portal

Chief Compliance Officer Support Fee*

"	$2,000 /year

Out-Of-Pocket Expenses

Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, and customized reporting.

NOTE: All schedules subject to change depending upon the use of derivatives- options, futures, short sales, swaps, bank loans, etc.

*Subject to annual CPI increase, Milwaukee MSA
Fees are billed monthly.

Amended Exhibit B (continued)
to the
Fund Accounting Servicing Agreement- EntrcpreneurShares Series Trust

FUND ACCOUNTING SERVICES
SUPPLEMENTAL SERVICES
FEE SCHEDULE at July 2014

Pricing Services

"	$0.15 Domestic and Canadian Equities/Options
"	$0.50 Corp/Gov/Agency Bonds/International Equities/Futures/Currency Rates
"	$0.80 CMOs/Municipal Bonds/Money Market Instruments/International Bonds
"	$2.25 - Bank Loans
"	$3.00 - Credit Default Swaps/Swaptlons
"	$1.50 - Basic Interest Rate Swaps
"	$125 /Fund per Month - Mutual Fund Pricing
"	$2.00 /Foreign Equity Security per Month for Corporate Action Service
"	$1.00 /Domestic Equity Security per Month for Corporate Action Service
"	$125 /Month Manual Security Pricing (>10/day)

Factor Services (BondBuyer)

"	$1.50 /CMO/Month
"	$0.25 /Mortgage Backed/Month
"	$300 /Month Minimum/Fund Group

Fair Value Services (Interactive Data)

"	$0.60 on the First 100 Securities/Day
"	$0.44 on the Balance of Securities/Day

NOTE: Prices above are based on using IDC as the primary pricing service and are subject to change. Use of alternative sources may result in additional fees.

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